EXHIBIT 99.1

DecisionPoint Systems Announces First Quarter 2024 Results

DELRAY BEACH, Fla., May 15, 2024 /PRNewswire/ — DecisionPoint Systems, Inc. (NYSE American: DPSI), the leading mobility-first enterprise services and solutions company and a leading provider of retail in-store solutions and services centered on Point-of-Sale systems, today announced first quarter 2024 financial results for the period ended March 31, 2024.

Steve Smith, chief executive officer of DecisionPoint Systems, commented: “Our first quarter results were impacted year over year by not having a large project on the hardware solutions side of the business. However, our gross margin improved with the mix shift towards services and software. We also reduced our debt by over $1.6 million and increased cash by $1.5 million.

“With our continued focus on services, our investments in 2023 are already starting to pay off, and we anticipate our Mobile Managed Services strategy will drive sales of our newer offerings throughout this year. During the first quarter, we continued to build out this part of the business by introducing PointCare services, which include existing and new services. This offering served as the foundation for an early win, as we secured a large managed services opportunity with a leading C-store chain to provide store-level, on-site services to maintain several in-store technologies and devices. This win was a significant add to our managed services recurring revenue backlog. It also represents an exciting opportunity to expand from providing mobile managed services for devices to delivering managed services for an entire store or site with a much larger TAM versus discrete device-level services. We will formally launch these new service offerings in the second quarter under the StoreCare and SiteCare brands.

“Given our impending transaction with Graham and Barcoding, which was at a 27% premium to our closing price the night before the announcement, we will not be hosting a conference call this quarter as we focus on running the business and preparing for the shareholder vote, with the goal of closing the transaction in July. We think this deal strikes the right balance of rewarding our public shareholders with positioning DecisionPoint for the next evolution as a Company.”

About DecisionPoint Systems

DecisionPoint Systems Inc. delivers mobility-first enterprise managed services, in-store retail solutions centered around point-of-sale technologies, deployment, integration and support services to retail, supply chain, hospitality, healthcare and other verticals, enabling customers to make better and faster decisions in the moments that matter—the decision points. Our mission is to help businesses consistently deliver on those moments—improving customer service, accelerating growth, improving worker productivity and lowering risks and costs. For more information about DecisionPoint Systems, Inc., visit https://www.decisionpt.com.

Forward-Looking Statements

In this press release, all statements that are not purely about historical facts, including, but not limited to, those in which we use the words "believe," "anticipate," "expect," "plan," "intend," "estimate, "target" and similar expressions, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. While these forward-looking statements represent our current judgment of what may happen in the future, actual results may differ materially from the results expressed or implied by these statements due to numerous important factors, including, but not limited to, those described in our most recent report on SEC Form 10-K (under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations"), which may be revised or supplemented in subsequent reports on SEC Forms 10-Q and 8-K. We are under no obligation, and expressly disclaim any obligation, to update the forward-looking statements in this press release, whether as a result of new information, future events or otherwise.

Investor Relations Contact:

Brian Siegel, IRC, MBA

Senior Managing Director, Hayden IR

(346) 396-8696

Brian@haydenir.com

DecisionPoint Systems, Inc.

Consolidated Balance Sheets

(in thousands, except par value)

	March 31,	December 31,
	2024	2023
ASSETS
Current assets:
Cash	$5,834	$4,300
Accounts receivable, net of allowance of $324 and $267 as of March 31, 2024 and December 31, 2023, respectively	19,292	23,768
Inventory, net	1,193	2,133
Deferred costs	4,158	3,826
Prepaid expenses and other current assets	598	630
Total current assets	31,075	34,657
Operating lease assets	3,208	3,392
Property and equipment, net	2,889	2,973
Deferred costs, net of current portion	3,744	3,689
Deferred tax assets, net	1,475	1,161
Intangible assets, net	7,317	7,815
Goodwill	22,204	22,081
Other assets	172	172
Total assets	$72,084	$75,940
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$14,575	$16,857
Accrued expenses and other current liabilities	5,607	6,566
Deferred revenue	9,222	8,066
Current portion of earnout consideration	5,550	5,370
Current portion of long-term debt	1,003	1,003
Current portion of operating lease liabilities	888	874
Total current liabilities	36,845	38,736
Deferred revenue, net of current portion	5,298	5,307
Revolving line of credit	-	1,300
Long-term debt, net of current portion	3,388	3,639
Noncurrent portion of operating lease liabilities	2,862	3,093
Long-term portion of earnout consideration	4,692	4,316
Other liabilities	6	6
Total liabilities	53,091	56,397
Commitments and contingencies (Note 10)
Stockholders’ equity:
Preferred stock, $0.001 par value; 10,000 shares authorized; no shares issued or outstanding	-	-
Common stock, $0.001 par value; 50,000 shares authorized; 7,681 and 7,680 shares issued and outstanding, respectively	8	8
Additional paid-in capital	39,184	38,902
Accumulated deficit	(20,199)	(19,367)
Total stockholders’ equity	18,993	19,543
Total liabilities and stockholders’ equity	$72,084	$75,940

DecisionPoint Systems, Inc.

Consolidated Statements of Income and Comprehensive Income

(in thousands, except per share data)

	Three Months Ended
	March 31,
	2024	2023
Net sales:
Product	$15,317	$22,166
Service	10,301	4,873
Net sales	25,618	27,039
Cost of sales:
Product	12,488	17,885
Service	7,119	3,104
Cost of sales	19,607	20,989
Gross profit	6,011	6,050
Operating expenses:
Sales and marketing expense	2,813	2,368
General and administrative expenses	4,096	2,494
Total operating expenses	6,909	4,862
Operating (loss) income	(898)	1,188
Interest expense, net	(248)	(13)
(Loss) income before income taxes	(1,146)	1,175
Income tax benefit (expense)	314	(309)
Net (loss) income and comprehensive (loss) income attributable to common stockholders	$(832)	$866
Net (loss) income per share attributable to stockholders:
Basic	$(0.11)	$0.12
Diluted	$(0.11)	$0.11
Weighted average common shares outstanding
Basic	7,681	7,417
Diluted	7,889	7,789

DecisionPoint Systems, Inc.

Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended
	March 31,
	2024	2023
Cash flows from operating activities
Net (loss) income	$(832)	$866
Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities:
Depreciation and amortization	743	564
Share-based compensation expense	279	196
Deferred income taxes, net	(314)	10
Provision for credit losses	57	68
Provision for inventory obsolescence	(6)	45
Changes in operating assets and liabilities:
Accounts receivable	4,419	(9,413)
Inventory, net	946	(1,551)
Deferred costs	(387)	(212)
Prepaid expenses and other current assets	32	(75)
Accrued expenses and other current liabilities	(526)	(1,871)
Operating lease liabilities	(33)	(24)
Deferred revenue	1,147	6,394
Net cash provided by (used in) operating activities	3,243	(1,496)
Cash flows from investing activities
Purchases of property and equipment	(161)	(176)
Net cash used in investing activities	(161)	(176)
Cash flows from financing activities
Proceeds from term loan	-	5,000
Repayment of term debt	(251)	(1)
Line of credit, net	(1,300)	7,000
Proceeds from exercise of stock options	3	6
Net cash (used in) provided by financing activities	(1,548)	12,005
Change in cash	1,534	10,333
Cash, beginning of period	4,300	7,642
Cash, end of period	$5,834	$17,975
Supplemental disclosures of cash flow information
Cash paid for interest	$147	$7
Cash paid for income taxes	$6	$-

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